Exhibit 21

SUBSIDIARY LISTING OF PHILLIPS 66
At December 31, 2013

Company Name	Incorporation Location
66 Pipe Line Company	Delaware
Albuquerque Retail & Convenience, LLC	Delaware
Asamera Oil (U.S.) Inc.	Montana
BVLC, Inc.	California
C.S. Land, Inc.	California
Calcasieu Properties, L.L.C.	Delaware
Clearwater Ltd.	Bermuda
Danube Limited	Bermuda
Denver Retail and Convenience LLC	Delaware
Douglas Oil Company of California	California
Douglas Stations, Inc.	Delaware
Four Star Beverage Company, Inc.	Texas
Four Star Holding Company, Inc.	Texas
Interkraft Handel GmbH	Germany
JET Energy Trading GmbH	Germany
JET Petrol Limited	Northern Ireland
Jet Petroleum Limited	England
JET Tankstellen Austria GmbH	Austria
JET Tankstellen Deutschland GmbH	Germany
Jet Tankstellen-Betriebs GmbH	Germany
Jiffy Limited	England
Kansas City Retail & Convenience, LLC	Delaware
Kayo Oil Company	Delaware
Linden Urban Renewal Limited Partnership	New Jersey
P66REX LLC	Delaware
Phillips 66	Delaware
Phillips 66 Asia Ltd.	Bermuda
Phillips 66 Asia Pacific Investments Ltd.	Bermuda
Phillips 66 Aviation LLC	Delaware
Phillips 66 Bantry Bay Terminal Limited	Ireland
Phillips 66 Canada Ltd.	Alberta
Phillips 66 Carrier LLC	Delaware
Phillips 66 Central Europe Inc.	Delaware
Phillips 66 Communications Inc.	Delaware
Phillips 66 Company	Delaware
Phillips 66 Continental Holding GmbH	Germany
Phillips 66 CS Limited	England
Phillips 66 Developments LLC	Delaware
Phillips 66 Energy Technologies LLC	Delaware
Phillips 66 European Power Limited	England
Phillips 66 Export Terminal Bravo LLC	Delaware

Exhibit 21

Phillips 66 Finance LLC	Delaware
Phillips 66 Finance Ltd.	Cayman Islands
Phillips 66 Funding Ltd.	Cayman Islands
Phillips 66 GmbH	Switzerland
Phillips 66 Holdings Ltd.	Cayman Islands
Phillips 66 International Inc.	Delaware
Phillips 66 International Investments Ltd.	Cayman Islands
Phillips 66 International Trading Pte. Ltd.	Singapore
Phillips 66 Ireland Limited	Ireland
Phillips 66 Ireland Pension Trust Limited	Ireland
Phillips 66 Limited	England
Phillips 66 Marine International Ltd.	Cayman Islands
Phillips 66 Partners GP LLC	Delaware
Phillips 66 Partners LP	Delaware
Phillips 66 Partners Holdings LLC	Delaware
Phillips 66 Payment Systems LLC	Delaware
Phillips 66 Pension Plan Trustee Limited	England
Phillips 66 Pipeline LLC	Delaware
Phillips 66 Polypropylene Canada Inc.	Delaware
Phillips 66 Power Generation Services LLC	Delaware
Phillips 66 Project Development Inc.	Delaware
Phillips 66 Receivables Funding LLC	Delaware
Phillips 66 Resources Ltd.	Cayman Islands
Phillips 66 Sand Hills LLC	Delaware
Phillips 66 Services (Malaysia) Sdn. Bhd.	Malaysia
Phillips 66 Southern Hills LLC	Delaware
Phillips 66 Sweeny Cogen GP, Inc.	Delaware
Phillips 66 Sweeny Cogen LP, LLC	Delaware
Phillips 66 Sweeny Frac Alpha LLC	Delaware
Phillips 66 Sweeny Frac Bravo LLC	Delaware
Phillips 66 Sweeny Frac Charlie LLC	Delaware
Phillips 66 Sweeny Frac Delta LLC	Delaware
Phillips 66 Trading Limited	England
Phillips 66 Treasury Limited	England
Phillips 66 TS Limited	England
Phillips 66 TVEC Limited	England
Phillips 66 UK Development Limited	England
Phillips 66 UK Funding Limited	England
Phillips 66 UK Holdings Limited	England
Phillips 66 Whitegate Refinery Limited	Ireland
Phillips 66 WRB Partner LLC	Delaware
Phillips Chemical Holdings LLC	Delaware
Phillips Gas Company	Delaware
Phillips Gas Company Shareholder, Inc.	Delaware
Phillips Gas Pipeline Company	Delaware
Phillips Specialty Products Inc.	Delaware
Phillips Specialty Products KAZ LLP	Kazakhstan

Exhibit 21

Phillips Specialty Products RUS LLC	Russia
Phillips Texas Pipeline Company, Ltd.	Texas
Phillips Utility Gas Corporation	Delaware
Pioneer Investments Corp.	Delaware
Pioneer Pipe Line Company	Delaware
R.A.Z. Properties, Inc.	California
Radius Insurance Company	Cayman Islands
Salt Lake City Retail & Convenience, LLC	Delaware
Salt Lake Terminal Company	Delaware
Seagas Pipeline Company	Delaware
Smile Loyalty Limited	England
Southern Energy UK Generation Limited	England
Spirit Insurance Company	Vermont
Tees Valley CHP Limited	England
Tees Valley Energy Centre LLP	England
WesTTex 66 Pipeline Company	Delaware

Certain subsidiaries are not listed since, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary at December 31, 2013.

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